FOR IMMEDIATE RELEASE
ROADRUNNER TRANSPORTATION SYSTEMS ANNOUNCES
RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS
CUDAHY, WI - January 30, 2017 - Roadrunner Transportation Systems, Inc. (“Roadrunner”) (NYSE: RRTS), a leading asset-light transportation and logistics service provider, announced today that on January 27, 2017 its Audit Committee, after considering the recommendation of management, concluded that, as a result of the information obtained to date in connection with an ongoing investigation described below, the following financial statements and associated reports of Roadrunner’s independent registered public accounting firm, Deloitte & Touche LLP, previously filed with the Securities and Exchange Commission (“SEC”) should no longer be relied upon:

•	the audited consolidated financial statements and unaudited quarterly information included in Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	the unaudited condensed consolidated financial statements included in Roadrunner’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014;

•	the audited consolidated financial statements and unaudited quarterly information included in Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2015;

•	the unaudited condensed consolidated financial statements included in Roadrunner’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015; and

•	the unaudited condensed consolidated financial statements included in Roadrunner’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.
Similarly, related press releases, investor presentations or other communications describing Roadrunner’s financial statements for these periods should no longer be relied upon.
In November 2016, Roadrunner was made aware of various potential accounting discrepancies at its Morgan Southern and Bruenger operating subsidiaries. In response, Roadrunner’s Board of Directors immediately commenced an investigation of the discrepancies with the assistance of Greenberg Traurig, LLP, as outside counsel, and RubinBrown LLP, as forensic accountants. The investigation into these discrepancies is still ongoing; however, based on the investigation to date, Roadrunner has identified various accounting errors that it currently estimates will require prior period adjustments to Roadrunner’s results of operations of between $20 million and $25 million.
These errors principally relate to unrecorded expenses from unreconciled balance sheet accounts including cash, driver and other receivables, and linehaul and other driver payables. As the investigation is ongoing, the estimated amount is preliminary and could change materially. The investigation to date has disclosed that the accounting discrepancies may also affect periods prior to the periods set forth above. Roadrunner has not yet completed its analysis, however, to determine which prior periods may be affected. In addition, Roadrunner has begun to undertake a significant effort to determine if similar discrepancies and internal control deficiencies impacted other operating entities that were not part of the investigation. Therefore, there may be additional accounting adjustments as a result of these efforts and such adjustments may be material.
In addition, in conjunction with the investigation, Roadrunner is reassessing its internal controls over financial reporting and its compliance programs. The result of this reassessment could lead Roadrunner to conclude that there were deficiencies in Roadrunner’s internal controls over financial reporting that constitute material weaknesses and would therefore effect the conclusions regarding effectiveness previously expressed in Item 9A, Controls and Procedures, of Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2015. Accordingly, management’s report on internal controls over financial reporting as of December 31, 2015 and the associated report of Deloitte & Touche

LLP should no longer be relied upon. Roadrunner is committed to maintaining an effective control environment and making changes needed to enhance effectiveness.
Roadrunner intends to amend its previously filed Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 as soon as practicable, but it is not able to provide an estimated date for filings at this time.
“We want our stockholders to know that providing confidence and transparency in our financial statements is of paramount importance, and we are doing everything possible to ensure that these errors do not occur in the future,” said Mark DiBlasi, Chief Executive Officer of Roadrunner.
Conference Call
A conference call is scheduled for Tuesday, January 31, 2017 at 8:30 a.m. Eastern Time to discuss the matters described above. To access the conference call, please dial 888-285-2105 (U.S.) or 503-406-4042 (International) approximately 10 minutes prior to the start of the call. Callers will be prompted for passcode 47934264. Presentation materials and a live webcast of the call can be accessed on the “webcasts and presentations” page in the Investor Relations section of Roadrunner's website, www.rrts.com.
If you are unable to listen to the live call, a replay will be available through Tuesday, February 7, 2017 and can be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (International). Callers will be prompted for passcode 47934264. An archived version of the webcast will also be available under the Investor Relations section of Roadrunner's website, www.rrts.com.
About Roadrunner Transportation Systems, Inc.
Roadrunner is a leading asset-light transportation and logistics service provider offering a comprehensive suite of global supply chain solutions, including truckload logistics, customized and expedited less-than-truckload, intermodal solutions, freight consolidation, inventory management, expedited services, air freight, international freight forwarding, customs brokerage and transportation management solutions. For more information, please visit Roadrunner's website, www.rrts.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or performance. Forward-looking statements include, among others, statements regarding the estimated range of adjustments to certain prior period results of operations; Roadrunner’s internal controls over financial reporting and changes to Roadrunner’s control environment; additional accounting adjustments that may arise as a result of the ongoing investigation and/or the review of Roadrunner’s other operating entities that were not part of the investigation; Roadrunner’s plans to restate its consolidated financial statements and amend prior SEC filings; and the timing of such restatement. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements, as well as Roadrunner’s expectations regarding materiality or significance, the restatement’s quantitative effects and the effectiveness of Roadrunner’s internal control over financial reporting, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, the timing and nature of the final resolution of the investigation and the accounting discrepancies discussed herein; any delay in the filing of required periodic reports with the SEC; whether the investigation will require additional changes or corrections to reported financial information; whether the reassessment of Roadrunner’s internal controls over financial reporting could lead Roadrunner to conclude that there were deficiencies in its internal control over financial reporting that constitute material weaknesses; unanticipated material issues that could delay the completion of the investigation; Roadrunner’s responses to potential comments from the SEC; adverse effects on Roadrunner’s business and operations as a result of the investigation and/or restatement, the reactions to such events by Roadrunner’s customers, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise; the costs and expenses of the investigation; the initiation of legal proceedings; and the volatility of Roadrunner’s stock price. In addition, please refer to the risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.
Contact
Roadrunner Transportation Systems, Inc.
Peter Armbruster
Chief Financial Officer
414-615-1648
Reputation Partners
Marilyn Vollrath
414-376-8834
ir@rrts.com